As filed with the Securities and Exchange Commission on December 5, 2012
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0857886 (I.R.S. Employer Identification Number)
4201 Woodland Road
Circle Pines, Minnesota  55014
(763)-225-6637
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________

G. Patrick Lynch
President and Chief Executive Officer
Northern Technologies International Corporation
4201 Woodland Road
Circle Pines, Minnesota  55014
(763)-225-6637
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
Campbell Mithun Building, Suite 2000
222 South Ninth Street
Minneapolis, Minnesota 55402-1509
(612) 607-7287
___________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [x]
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.02 per share	(4)	(4)
Warrants	(4)	(4)
Units	(4)	(4)
Total	$25,000,000	$3,410.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $25,000,000.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. On October 7, 2008, the registrant paid a filing fee of $1,965 in connection with the registration of up to $50 million of securities on Form S-3, File No. 333-153891 (the “Prior Registration Statement”). $46.4 million of unsold securities covered by the Prior Registration Statement were unsold after the termination of the Prior Registration Statement and the $1,820 filing fee paid in connection with those unsold securities is being carried forward pursuant to Rule 457(p) under the Securities Act to offset the $3,410 filing fee currently due with respect to the securities being registered hereunder, and $1,590 is being paid herewith.

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

___________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale. is not permitted.
Subject to Completion, dated December 5, 2012

PRELIMINARY PROSPECTUS

$25,000,000

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Common Stock
Warrants
Units
___________________

We may offer and sell from time to time up to $25,000,000 in total of any combination of the securities described in this prospectus, either individually or in units.  We may also offer common stock upon the exercise of warrants. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “NTIC.” On December 3, 2012, the closing sale price of our common stock on The NASDAQ Global Market was $10.40 per share.  None of our other securities are currently publicly traded.  As of December 3, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was $38,497,937 million, based on 4,418,821 shares of outstanding common stock, of which 3,701,725 shares were held by non-affiliates, and a per share price of $10.40 based on the closing sale price of our common stock on that date.  We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk.  We refer you to the section entitled “Risk Factors” of this prospectus on page 4 and in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is                                 , 2012

____________________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate). We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.  If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.  You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described below under the heading “Incorporation of Certain Documents By Reference” before making an investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or all of the information that may be important to you.  Accordingly, please read carefully this entire prospectus, the prospectus supplement delivered with this prospectus and the documents incorporated by reference before making an investment decision.

Except as otherwise indicated by the context, references in this prospectus to “NTIC,” “we,” “us” or “our” are references to Northern Technologies International Corporation.

Our Company

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of joint ventures, independent distributors and agents.  Our primary business is corrosion prevention marketed mainly under the ZERUST® brand.  We have been selling our proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 35 years, and more recently, we have targeted and expanded into the oil and gas industry.  We also sell a portfolio of bio-based and biodegradable (compostable) polymer resin compounds and finished products marketed under the Natur-Tec® brand.  These products are intended to reduce our customers’ carbon footprint and provide environmentally sound disposal options.

Corrosion Prevention.  In fiscal 2012, 92.1% of our consolidated net sales were derived from developing, manufacturing and marketing ZERUST® rust and corrosion inhibiting products and services.  Corrosion not only damages the appearance of metal products and components but also negatively impacts their mechanical performance.  This applies to the rusting of ferrous metals (iron and steel) and the deterioration by oxidation of nonferrous metals (aluminum, copper, brass, etc.).  Our ZERUST® corrosion prevention solutions include plastic and paper packaging, liquids and coatings, rust removers and cleaners, diffusers and variations of these products designed specifically for the oil and gas industry, as well as technical corrosion management and consulting services.

Bio-Plastics.   We manufacture and sell a range of bio-based and biodegradable (compostable) polymer resin compounds and finished products under the Natur-Tec® brand.  In recent years, a combination of market drivers such as volatile petroleum prices, a desire to reduce dependence on foreign oil, increased environmental and sustainability awareness at the corporate and consumer level, improved technical properties and product functionality, as well as recent foreign, state and local governmental regulations banning the use of traditional, petroleum-based plastics or mandating the use of certain biodegradable or compostable products, have led to increased interest in sustainable, renewable resource based and compostable alternatives to traditional plastics.  The term “bio-plastics” encompasses a broad category of plastics that are either bio-based, which means derived from renewable resources such as corn or cellulosic/plant material or blends thereof, or are engineered to be fully biodegradable, or both.  Our Natur-Tec® resin compounds are produced by blending commercially available base resins with organic and inorganic fillers, and proprietary polymer modifiers and compatabilizers, using our proprietary and patent pending ReX Process.  Our Natur-Tec® resin compounds are engineered for high performance, ease of processing and reduced cost compared to most other bio-plastic materials, and can be processed by converters using conventional manufacturing processes and equipment, and are available in several grades tailored for a variety of applications, such as blown-film extrusion, extrusion coating, injection molding and rigid, engineered plastics.  Our Natur-Tec® finished products include totally biodegradable compost and trash bags, agricultural film and other single-use disposable products, such as compostable cutlery, food and consumer goods packaging that are currently marketed under the Natur-Bag® or Natur-Ware® brands.

We are a Delaware corporation that was originally organized as a Minnesota corporation in 1970.  Our principal executive office is located at 4201 Woodland Road, Circle Pines, Minnesota 55014 and our telephone number is (763) 225-6600.  Our website is located at www.ntic.com.  The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our website address is included as an inactive textual reference only.

NTIC, the NTIC logo, ZERUST and Natur-Tec are our trademarks.  This prospectus and the documents we incorporate by reference into this prospectus may also contain trademarks and trade names of others.

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	units comprised of shares of our common stock and warrants to purchase our common stock, or any combination.

We also may offer common stock upon the exercise of warrants.  When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  The total dollar amount of all securities that we may issue will not exceed $25,000,000.  This prospectus, including the following summary, describes the general terms that may apply to the securities.  The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock.  We may offer shares of our common stock.  Our common stock currently is traded on The NASDAQ Global Market under the symbol “NTIC.”

Warrants.  We may offer warrants to purchase shares of our common stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.  We may offer units comprised of shares of our common stock and warrants to purchase our common stock, or any combination.  For any particular units we offer, the applicable prospectus supplement will describe the units, the securities that comprise the units and any other specific terms.  We may issue the units under unit agreements between us and one or more unit agents.

Listing.  If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the section entitled “Risk Factors” in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus before making an investment decision. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts included in or incorporated by reference into this prospectus and any accompanying prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Our forward-looking statement generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our business, results of operations, liquidity and financial condition.  In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue” or the negative of these words or other words and terms of similar meaning.

Forward-looking statements involve risks and uncertainties.  These uncertainties include factors that affect all businesses as well as matters specific to us.  Some of the factors known to us that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements include:

•	The effect of current worldwide economic conditions, the European sovereign debt crisis and turmoil and disruption in the global credit and financial markets on our business;

•	The health of the U.S. automotive industry on our business;

•	Our dependence on the success of our joint ventures and fees and dividend distributions that we receive from them;

•	Our relationships with our joint ventures and our ability to maintain those relationships, especially in light of anticipated succession planning issues;

•	The variability in our equity income of joint ventures, which in turn, subjects our earnings to quarterly fluctuations;

•	Risks associated with our international operations and exposure to fluctuations in foreign currency exchange rates and import duties and taxes;

•	Fluctuations in the cost and availability of raw materials, including resins and other commodities;

•
The success of and risks associated with our emerging new businesses and products and services, including in particular our ability and the ability of our joint ventures to sell ZERUST® products and services into oil and gas industry and Natur-Tec® products and the often lengthy and extensive sales process involved in selling such products and services;

•	Our ability to introduce new products and services that respond to changing market conditions and customer demand;

•	Market acceptance of our existing and new products, especially in light of existing and new competitive products;

•	Maturation of certain existing markets for our ZERUST® products and services and our ability to grow market share and succeed in penetrating other existing and new markets;

•	Increased competition, especially with respect to our ZERUST® products and services, and the effect of such competition on our and our joint ventures’ pricing, net sales and margins;

•	Our reliance upon and our relationships with our distributors, independent sales representatives and joint ventures;

•	Our reliance upon suppliers, including in particular our single supply source for our base bioplastics resins;

•	The costs and effects of complying with laws and regulations and changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters;

•	The transition of the manufacturing of certain select ZERUST® rust and corrosion inhibiting products in house at our corporate headquarters location in Circle Pines, Minnesota;

•	Unforeseen product quality or other problems in the development, production and usage of new and existing products;

•	Loss of or changes in executive management or key employees;

•	Ability of management to manage around unplanned events;

•	Our reliance on our intellectual property rights and the absence of infringement of the intellectual property rights of others;

•	Fluctuations in our effective tax rate; and

•	Our reliance upon its management information systems.

We refer you to the section entitled “Risk Factors” included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated.  Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above and under the section entitled “Risk Factors” included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus, as well as others that we may consider immaterial or do not anticipate at this time.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct.  We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except if we otherwise are required by law.  We advise you, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the Securities and Exchange Commission.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general research and development and for working capital to further our bioplastics and other emerging businesses.  Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations.  We may also set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the securities that we may offer under this prospectus. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed

Common Stock

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law.  This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find More Information.”

Authorized.  We currently have authority to issue up to 10,000,000 shares of common stock, $0.02 par value per share. As of December 3, 2012, we had 4,418,487 shares of common stock outstanding.  We may amend from time to time our certificate of incorporation to increase the number of authorized shares of common stock.  Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. Holders of a plurality of our outstanding common stock can elect all of the directors who are up for election in a particular year.  Holders of a majority of our outstanding common stock act by a majority for all other matters, except as limited by our certificate of incorporation, bylaws and the Delaware General Corporation Law.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Fully Paid and Nonassessable.  All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on The NASDAQ Global Market under the symbol “NTIC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrant agreements and warrant certificate are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General.  We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.  We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants.  Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., New York City time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General.  We may issue, in one more series, units comprised of shares of our common stock and warrants to purchase common stock or any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement.  We may issue the units under a unit agreement between us and one or more unit agents.  If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units.  We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

 The other provisions regarding our common stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and warrants to purchase our common stock.

Enforceability of Rights by Holders of Units.  Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Certain Effects of Authorized But Unissued Stock

We are authorized to issue 10,010,000 shares of capital stock, consisting of 10,000,000 shares of common stock, par value $0.02 per share, and 10,000 shares of preferred stock, no par value per share.  As of December 3, 2012, we had 4,418,487 shares of common stock outstanding.  We currently do not have any issued and outstanding shares of preferred stock.  We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Market. We may use these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock.  The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Delaware Law and Charter and Bylaw Provisions

Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.  This provision could have the effect of delaying or preventing a change in control of our company.

Indemnification. Our charter and bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Stockholder Action; Special Meeting of Stockholders. Our bylaws provide that any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, so long as prompt notice is given to non-consenting stockholders. Our bylaws also provide that special meetings of stockholders may only be called by the chairman of the board, the chief executive officer or the president and shall be called by the president or secretary at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders who desire to nominate a person for election to our board of directors must comply with specified notice and information provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•
through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

“At the Market” Offerings

We from time to time may engage a firm to act as our agent for one or more offerings of our securities.  We sometimes refer to this agent as our “offering agent.”  If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the The NASDAQ Global Market, or sales made to or through a market maker other than on an exchange.  The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on The NASDAQ Global Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on The NASDAQ Global Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.  Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended August 31, 2012 have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website.  We also maintain a website at http://www.ntic.com, which provides additional information about our company.  The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including certain exhibits and schedules and the information incorporated by reference, contains more information than this prospectus regarding us and our securities. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.  Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

•
Our annual report on Form 10-K for the fiscal year ended August 31, 2012 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders to be held on January 17, 2013);

•	Our current report on Form 8-K filed September 5, 2012; and

•	The description of our common stock contained in our registration statement on Form 8-A and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

Northern Technologies International Corporation
4201 Woodland Road
Circle Pines, MN 55014
Attention: Chief Financial Officer
Telephone: (763) 225-6637

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

$25,000,000

Common Stock
Warrants
Units

___________________

PROSPECTUS

, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred and payable by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any.  All such expenses are estimated except for the SEC registration fee.

SEC registration fee	$1,590
Legal fees and expenses	10,000
Accounting fees and expenses	20,000
Printing and engraving expenses	3,000
Transfer agent fees and expenses	2,000
Miscellaneous	2,000
*Total	$38,590

Item 15.  Indemnification of Directors and Officers.

NTIC’s Restated Certificate of Incorporation limits the liability of its directors to the fullest extent permitted by the Delaware General Corporation Law.  Specifically, Article IX of NTIC’s Restated Certificate of Incorporation provides that no director of NTIC shall be personally liable to NTIC or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to NTIC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which such director derived an improper personal benefit, or (v) for any act or omission occurring prior to January 29, 2009.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of NTIC shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.  No amendment to or repeal of Article IX shall apply to or have any effect on the liability or alleged liability of any director of NTIC for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article VII of NTIC’s Restated Certificate of Incorporation provides that each director and officer, past or present, of NTIC, and their respective heirs, administrators and executors, shall be indemnified by NTIC in accordance with, and to the fullest extent provided by, the provisions of the Delaware General Corporation Law as they may from time to time be amended.

Additionally, Article VII of the NTIC’s Amended and Restated Bylaws provides that NTIC shall indemnify any director, officer or employee against any and all judgments, penalties, fines, amounts paid in settlement and expenses incurred or imposed in connection with, or which result from, any proceeding in which such person is or may become involved by reason of being a director, officer or employee.  A proceeding means any actual, threatened or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other formal claim that could result or has resulted in personal liability, whether civil, criminal, administrative or investigative.  In connection with a proceeding, NTIC may advance expenses to the director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such advance if it shall ultimately be determined that such person is not entitled to indemnification by NTIC.  Article VIII of NTIC’s Amended and Restated

Bylaws gives NTIC the express authority to enter into such agreements as the board of directors deems appropriate for the indemnification of present or future directors and officers of NTIC.

Under the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another corporation or other enterprise at the corporation’s request, against expenses (including attorneys’ fees) that are actually and reasonably incurred by such person, and judgments, fines and amounts paid in settlement of such action, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Although the Delaware General Corporation Law permits a corporation to indemnify any person referred to above against expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such expenses as the court deems proper.  The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.  The Delaware General Corporation Law also provides for mandatory indemnification of any present or former director or officer against expenses to the extent such person has been successful in any proceeding covered by the statute.

In addition, the Delaware General Corporation Law provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred in connection therewith; that indemnification provided for by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another.

The Delaware General Corporation Law also allows a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under the Delaware General Corporation Law.

NTIC has entered into agreements with its directors and officers regarding indemnification, in addition to indemnification provided for in its Restated Certificate of Incorporation, Amended and Restated Bylaws and the Delaware General Corporation Law.  Under these agreements, NTIC is required to indemnify its current and former directors and officers against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of NTIC’s directors or officers.  NTIC will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the registrant’s best interests.  With respect to any criminal proceeding, NTIC will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

NTIC maintains directors’ and officers’ liability insurance, including a reimbursement policy in favor of the registrant.

The foregoing represents a summary of the general effect of the Delaware General Corporation Law, NTIC’s Restated Certificate of Incorporation, NTIC’s Amended and Restated Bylaws and any other contracts or arrangements of the registrant relating to indemnification, and is qualified in its entirety by reference to, the terms and provisions of the Delaware General Corporation Law, NTIC’s Restated Certificate of Incorporation, NTIC’s Amended and Restated Bylaws and such other contracts or arrangements relating to indemnification.

Item 16.  Exhibits.

See the Exhibit Index attached to this registration statement that is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)

of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Circle Pines, State of Minnesota, on December 5, 2012.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ G. Patrick Lynch
G. Patrick Lynch President and Chief Executive Officer (principal executive officer)

By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld, CPA Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Northern Technologies International Corporation, hereby severally constitute and appoint G. Patrick Lynch and Matthew C. Wolsfeld, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Northern Technologies International Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Patrick Lynch	President and Chief Executive Officer	December 5, 2012
G. Patrick Lynch

/s/ Matthew C. Wolsfeld	Chief Financial Officer and	December 5, 2012
Matthew C. Wolsfeld, CPA	Corporate Secretary

Signature	Title	Date

/s/ Pierre Chenu	Chairman of the Board	December 5, 2012
Pierre Chenu

/s/ Soo Keong Koh	Director	December 5, 2012
Soo Keong Koh

/s/ Sunggyu Lee, Ph.D.	Director	December 5, 2012
Sunggyu Lee, Ph.D.

/s/ G. Patrick Lynch	President and Chief Executive Officer	December 5, 2012
G. Patrick Lynch	and Director

/s/ Ramani Narayan, Ph.D.	Director	December 5, 2012
Ramani Narayan, Ph.D.

/s/ Richard J. Nigon	Director	December 5, 2012
Richard J. Nigon

/s/ Mark J. Stone	Director	December 5, 2012
Mark J. Stone

/s/ Konstantin von Falkenhausen	Director	December 5, 2012
Konstantin von Falkenhausen

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
REGISTRATION STATEMENT ON FORM S-3
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1.1	Form of Underwriting Agreement	To be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
3.1	Restated Certificate of Incorporation of Northern Technologies International Corporation	Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2009 (File No. 001-11038)
3.2	Amended and Restated Bylaws of Northern Technologies International Corporation	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 24, 2008 (File No. 001-11038)
4.3	Specimen Stock Certificate Representing Common Stock of Northern Technologies International Corporation	Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 10 (File No 0-19331)
4.4	Form of Warrant Agreement, if any, including Form of Warrant	If applicable, to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.5	Form of Unit Agreement, if any, including Form of Unit	If applicable, to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page to this Registration Statement